                                     [On Letterhead of The Chase Manhattan Bank]


                                                                     Exhibit 4.2




                              October 15, 1998



John Nuveen & Co. Incorporated
333 West Wacker Drive
Chicago, Illinois  60606

     Re:  Nuveen Unit Trusts, Series 18 consisting of:
          Nuveen Dow Jones(SM) Energy Sector Portfolio, October 1998;
          Nuveen Dow Jones(SM) Financial Services Sector Portfolio, October
           1998;
          Nuveen Dow Jones(SM) Pharmaceuticals Sector Portfolio, October 1998; Nuveen Dow Jones(SM) Precious Metals Sector Portfolio, October 1998; Nuveen Dow Jones(SM) Technology Sector Portfolio, October 1998; Nuveen Communications Sector Portfolio, October 1998;
          Nuveen Consumer Electronics Sector Portfolio, October 1998;
          Nuveen Internet Sector Portfolio, October 1998;
          Nuveen Retail Sector Portfolio, October 1998; and
          Nuveen Semiconductor Sector Portfolio, October 1998
                    ---------------------------------------

Dear Sirs:

     The Chase Manhattan Bank is acting as Evaluator for the series of Nuveen Unit Trust set forth above (the "Trust"). We enclose a list of the Securities to be deposited in the Trusts on the date hereof. The prices indicated therein reflect our evaluation of such Securities as of close of business on October 14, 1998 in accordance with the valuation method set forth in the Standard Terms and Conditions of Trust for Nuveen Unit Trust Series 4 and subsequent. We consent to the reference to The Chase Manhattan Bank as the party performing the evaluations of the Trust Securities in the Registration Statement (No. 333-60905) filed with the Securities and Exchange Commission with respect to the registration of the sale of the Trust Units and to the filing of this consent as an exhibit thereto.

                                     Very truly yours,

                                     /s/ Robert E. Lisk

                                     Assistant Treasurer
EFF:ps